Exhibit 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Registration Statement Nos. 32-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803,
33-33807,  33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708,
33-72158,  033-55265  (Post-Effective  Amendment No. 1),  033-60379,  033-63547,
333-11639,  333-15923,  333-29099,  333-70459,  333-74371, 333-34726, 333-44508,
333-50992,  333-59504,  and  333-64988  of 3Com  Corporation  on Form S-8 of our
report dated June 25, 2001, appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended June 1, 2001.


DELOITTE & TOUCHE LLP

San Jose, California
August 8, 2001